TRUSTCO BANK CORP NY	EXHIBIT 99

TrustCo Bank Corp NY
2020 Equity Awards

2020 Officer Awards

Officer	Restricted Unit Awards	Performance Unit Awards
		Threshold	Target	Max
R McCormick	46,032	51,786	69,048	103,572

R Leonard	22,222	25,001	33,334	50,001

S Salvador	15,873	17,858	23,810	35,715
M Ozimek	15,873	17,858	23,810	35,715
K Curley	15,873	17,858	23,810	35,715

2020 Director Awards

Director	Restricted Unit Awards
Dennis A. DeGennaro	3,175
Brian C. Flynn	3,175
Thomas O. Maggs	3,175
Anthony J. Marinello, M.D., Ph.D	3,175
Lisa M. Lucarelli	3,175
Kimberly A. Russell	3,175
Frank B. Silverman	3,175